Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of TransAlta Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)
the accompanying Report of Foreign Private Issuer on Form 6-K of the Company (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

(signed) “Donald Tremblay”
Dated May 8, 2018	Donald Tremblay
Chief Financial Officer